Exhibit 99.1

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

On August 31, 2023 (the “Filing Date”), Superior Industries International, Inc.’s (“Superior” or the “Company”) subsidiary, Superior Industry Production Germany GmbH (“SPG”) filed voluntary petitions for preliminary insolvency proceedings in the Neustadt an der Weinstrasse, Germany Insolvency Court (the “Insolvency Court”) seeking relief under the German Insolvency Code (the "Insolvency Code") pursuant to Sections 270ss. As a result of SPG’s filing and applicable U.S. generally accepted accounting principles, the Company has concluded that it will no longer control SPG, and therefore, SPG will be deconsolidated from the Company’s consolidated financial statements effective as of the Filing Date.

The Company determined that the deconsolidation of SPG does not meet the criteria requiring presentation as discontinued operations in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") because it does not represent a strategic shift that will have a major effect on the Company's operations or financial results. The deconsolidation of SPG is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements included herein, which were prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of the Company. The historical consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to the deconsolidation of SPG. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from this report, as is permitted by Securities and Exchange Commission rules and regulations.

Under the SEC rules applicable to preparation of pro forma financial statements, the following pro forma financial information does not reflect any projected synergies, including any administrative or manufacturing cost savings, resulting from the preliminary insolvency proceedings.

The unaudited condensed consolidated pro forma balance sheet as of June 30, 2023 is presented as if the deconsolidation of SPG had occurred on June 30, 2023. The unaudited condensed consolidated pro forma statements of income for the six months ended June 30, 2023 and the year ended December 31, 2022 are presented as if the deconsolidation of SPG had occurred as of January 1, 2022. Through the Filing Date, SPG’s results continue to be consolidated into the Company’s financial statements and Superior recognizes SPG’s losses in its earnings. Following deconsolidation, Superior will account for its interest in SPG in accordance with the measurement alternative under ASC 321, "Investments - Equity Securities" and initially recognize its investment at the estimated fair value on the Filing Date. The unaudited condensed consolidated pro forma financial information is subject to adjustment and is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position would actually have been if deconsolidation had in fact occurred on the dates discussed above. It also does not project or forecast the Company’s consolidated results of operations or financial position for any future date or period.

In connection with the deconsolidation, Superior expects to recognize a non-cash charge of approximately $81.7 million in the third quarter of 2023, representing the excess of the carrying value over the estimated preliminary fair value of its interest in, and receivable from, SPG as of the Filing Date (based on the carrying value as of June 30, 2023). As a result, the Company has reduced the value of its investment in SPG to zero in the accompanying unaudited pro forma condensed consolidated balance sheet, as the fair value of SPG's liabilities, including amounts owed to the Company, substantially exceed the fair value of its assets. In addition, as a result of the deconsolidation, the Company has recognized an affiliated receivable due from SPG in the amount of $9.8 million, the estimated fair value of the Company’s claim as a creditor of SPG. The preliminary fair value estimates are subject to further refinement upon completion of the valuation of SPG's property, plant and equipment and definite-lived intangible assets expected to be finalized in connection with the 2023 third quarter close. If the preliminary fair value estimates increase (or decrease) by 10%, 20% or 30%, the resulting charge would decrease (or increase) by $1.0 million, $2.0 million or $2.9 million, respectively. Any increase or decrease in the fair value would result in an increase or decrease in the affiliated receivable due from SPG.

The SPG bankruptcy filing will not result in any default under Superior debt agreements.

The unaudited pro forma condensed consolidated financial statements of Superior should be read in conjunction with the historical consolidated financial statements of Superior and the related notes included in our 2022 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

(Unaudited)

As Of June 30, 2023	As Reported	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$181,115	$(2,403)	(a)	$178,712
Accounts receivable, net	101,017	(4,010)	(a)	97,007
Inventories, net	181,860	(23,513)	(a)	158,347
Income taxes receivable	1,959	—		1,959
Other current assets	58,421	(4,103)	(a)	54,318
Total current assets	524,372	(34,029)		490,343
Property, plant and equipment, net	476,834	(71,963)	(a)	404,871
Deferred income tax assets, net	22,408	(1,685)	(a)	20,723
Intangibles, net	42,492	—		42,492
Other noncurrent assets	94,106	(2,013)	(a)	92,093
Affiliated receivable from SPG	$—	9,800	(d)	9,800
Total assets	$1,160,212	$(99,890)		$1,060,322
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$148,455	$(5,442)	(a)	$143,013
Short-term debt	7,236	(447)	(a)	6,789
Accrued expenses	73,616	(8,293)	(a)	65,323
Income taxes payable	1,568	—		1,568
Total current liabilities	230,875	(14,182)		216,693
Long-term debt (less current portion)	607,902	(859)	(a)	607,043
Noncurrent income tax liabilities	7,882	—		7,882
Deferred income tax liabilities, net	4,583	(1,256)	(a)	3,327
Other noncurrent liabilities	49,923	(1,933)	(a)	47,990
Commitments and contingent liabilities	—	—		—
Mezzanine equity:
Preferred stock	235,143	—		235,143
European noncontrolling redeemable equity	1,087	—		1,087
Shareholders’ equity (deficit):
Common stock	110,802	—		110,802
Accumulated other comprehensive loss	(17,632)	—		(17,632)
Retained earnings	(70,353)	(81,660)	(b)	(152,013)
Total shareholders’ equity (deficit)	22,817	(81,660)		(58,843)
Total liabilities, mezzanine equity and shareholders’ equity	$1,160,212	$(99,890)		$1,060,322

Refer to accompanying notes to the Unaudited Pro Form Condensed Consolidated Financial Information.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30, 2023
	As Reported	Transaction Accounting Adjustments (c)	Pro Forma
NET SALES	$753,569	$(64,361)	$689,208
Cost of sales	677,958	(73,349)	604,609
GROSS PROFIT	75,611	8,988	84,599
Selling, general and administrative expenses	36,458	(2,938)	33,520
INCOME FROM OPERATIONS	39,153	11,926	51,079
Interest expense, net	(31,388)	332	(31,056)
Other expense, net	(2,787)	116	(2,671)
INCOME BEFORE INCOME TAXES	4,978	12,374	17,352
Income tax provision	(9,092)	(98)	(9,190)
NET (LOSS) INCOME	$(4,114)	$12,276	$8,162
LOSS PER SHARE – BASIC (f)	$(0.84)		$(0.40)
LOSS PER SHARE – DILUTED (f)	$(0.84)		$(0.40)

Weighted average shares outstanding – Basic	27,669		27,669
Weighted average shares outstanding – Diluted	27,669		27,669

	Year Ended December 31, 2022
	As Reported	Transaction Accounting Adjustments (c)	Pro Forma
NET SALES	$1,639,902	$(129,736)	$1,510,166
Cost of sales	1,473,515	(141,811)	1,331,704
GROSS PROFIT	166,387	12,075	178,462
Selling, general and administrative expenses	68,347	(1,253)	67,094
Loss on deconsolidation of SPG	—	81,660	81,660
INCOME FROM OPERATIONS	98,040	(68,332)	29,708
Interest expense, net	(46,314)	—	(46,314)
Other expense, net	(588)	(131)	(719)
INCOME BEFORE INCOME TAXES	51,138	(68,463)	(17,325)
Income tax provision	(14,104)	5,039	(9,065)
NET (LOSS) INCOME	$37,034	$(63,424)	$(26,390)
EARNINGS (LOSS) PER SHARE – BASIC (g)	$0.02		$(2.34)
EARNINGS (LOSS) PER SHARE – DILUTED (g)	$0.02		$(2.34)

Weighted average shares outstanding – Basic	26,839		26,839
Weighted average shares outstanding – Diluted	27,590		26,839

Refer to accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

(a)
To eliminate assets and liabilities related to the deconsolidation of SPG.
(b)
To adjust stockholders’ equity and recognize the loss on deconsolidation of SPG necessary to adjust the carrying value to fair value.
(c)
To eliminate revenues and expenses related to the deconsolidation of SPG and recognize the loss on deconsolidation of $81.7 million.
(d)
To adjust Superior’s affiliated receivable from SPG to its realizable value of $9.8 million.
(e)
There has been no tax benefit recognized on the loss on deconsolidation since the Company does not believe that the related deferred tax assets would more likely than not be realizable.
(f)
The basic and diluted pro forma loss per share for the six months ended June 30, 2023 of $(0.40) consists of the sum of the pro forma net income of $8.2 million less dividends and accretion on the redeemable preferred stock of $19.1 million divided by the weighted average shares of 27.7 million.
(g)
The basic and diluted pro forma loss per share for the year ended December 31, 2022 of $(2.34) consists of the sum of the net loss of $(26.4) million less dividends and accretion on the redeemable preferred stock of $36.5 million divided by the weighted average shares of 26.8 million.